                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

           ASYST TECHNOLOGIES REPORTS RESULTS FOR FISCAL THIRD QUARTER

                       STRONG SEMICONDUCTOR AMHS BOOKINGS

FREMONT, Calif., Feb. 2, 2005 - Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced consolidated financial results for its fiscal third quarter ended Dec. 25, 2004.

      Net loss for the fiscal third quarter on a GAAP basis was $(11.6 million), or $(0.24) per share, which includes restructuring charges of $1.1 million, impairment charges of $4.6 million related to impairment of a facility in Japan, and $1.7 million of accounting, legal and other costs related to the delayed fiscal second quarter filing and audit committee investigation at Asyst Shinko, Inc. (ASI), the company's 51%-owned joint venture company. This compares with a net loss on the same basis of $(1.8 million), or $(0.04) per share, in the fiscal second quarter, and $(22.1 million) or $(0.52) per share, in the fiscal third quarter a year ago. The non-GAAP net loss for the fiscal third quarter was $(1.7 million), or $(0.04) per share, compared with non-GAAP net income of $1.1 million, or $0.02 per share, in the fiscal second quarter. A table reconciling GAAP operating results to non-GAAP operating results is provided as part of this release.

      Consolidated net sales for the fiscal third quarter were $161.4 million, down 4% from $168.6 million in the prior sequential quarter and up 115% from $74.9 million in the fiscal third quarter a year ago. Net sales at ASI were $109.3 million, compared with $99.8 million in the prior sequential quarter and $42.4 million in the fiscal third quarter a year ago. Net sales at ATI, the company's base business, were $52.1 million, compared with $68.8 million in the prior sequential quarter and $32.5 million in the fiscal third quarter a year ago.

      At ASI, the company achieved record semiconductor AMHS bookings of $111.1 million, as well as bookings of $5.4 million for flat panel display AMHS. This compares with $34.3 million of semiconductor AMHS and $139.7 million of flat panel display AMHS in the prior sequential quarter. Because of the large size of AMHS projects and the unpredictable timing of customer decisions on these projects, AMHS bookings (and the mix of bookings) can vary widely from quarter to quarter. ATI bookings in the fiscal third quarter of $37.3 million compare with $59.0 million in the prior sequential quarter. As a result, total net bookings for the fiscal third quarter were $153.8 million, compared with $233.0 million in the prior sequential quarter.

      "We had a solid quarter at ATI, as we drove improved gross margins despite declining sales and further reduced ongoing operating expenses," said Steve Schwartz, chairman and CEO. "At ATI, the continued progress of our outsourced manufacturing model, combined with the recently announced restructuring activity, has positioned us to weather the current industry slowdown while maintaining investments in critical products and programs that we believe will shape the future of fab automation. At ASI, we achieved very strong semiconductor AMHS bookings, driven almost exclusively by 300mm. We also improved gross margin at ASI as better pricing on recent semiconductor AMHS contracts began to flow out of backlog. This was partially offset by costs related to our large flat panel display project, where we have not efficiently managed the increased project volume."

      Schwartz continued, "Consistent with our strategy for the flat panel display market, we have penetrated two of the industry's four largest manufacturers, and anticipate that both of these manufacturers will continue to invest in expanding capacity for Gen 6 and Gen 7 glass sizes. However, as our key customers ramp their current capacity and evaluate the timing and nature of their next investments, we expect to see a slowdown in ASI's flat panel display activity, at least through the first half of the current calendar year. This pause gives us the opportunity to improve ASI's operational processes and to better estimate the potential profitability of the next large project before we make new commitments to customers."

OUTLOOK

For the fiscal fourth quarter ending March 2005, the company provided the following guidance. This guidance is forward-looking, and actual results may differ materially:

   - Consolidated net sales are expected to be in the range of $120 to $130 million.

   - Including all costs and charges, GAAP net loss is expected to be $(9 million) to $(11 million), or $(0.19) to $(0.23) per share.

   - On a non-GAAP basis, the company expects to report a net loss of $(5 million) to $(7 million), or $(0.10) to $(0.14) per share. To reconcile net loss under GAAP to the non-GAAP net loss, the company expects to exclude:

         - $2.5 million related to the amortization of intangibles, net of taxes and minority interest.

         -     $0.5 million of restructuring costs.

         - $0.2 million of stock-based compensation expense as part of selling, general & administrative expense.

As announced in the company's press release of Dec. 20, 2004, management has concluded that the issues and events detailed in that press release constitute material weaknesses in the company's internal control over financial reporting. An assessment of the company's internal control over its financial reporting will be included in its Annual Report on Form 10-K, which will be filed in June 2005. Although the company is continuing to devote substantial resources to timely improving its internal controls, at this time management believes it is unlikely that it will report effective internal control over financial reporting in the company's Form 10-K filing.

Contact:    John Swenson
            Vice President, Investor Relations & Corporate Communications Asyst Technologies, Inc.
            510-661-5000

"ASYST" IS A REGISTERED TRADEMARK OF ASYST TECHNOLOGIES, INC. ALL RIGHTS
RESERVED.

ABOUT OUR NON-GAAP OPERATING RESULTS AND ADJUSTMENTS

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a non-GAAP measure of operating results that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Our non-GAAP net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. This measure is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income
(loss) by adjusting GAAP net income (loss) for the impact of amortization of acquisition-related intangibles, restructuring and impairment charges, costs related to events outside the normal course of business, and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.

ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

CONFERENCE CALL DETAILS

A live webcast of the conference call to discuss the quarter's financial results will take place today, Feb. 2, 2005, at 5:00 p.m. Eastern Time. The webcast will be publicly available on Asyst's website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the "webcast" link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst's website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11022570#. The audio instant replay is available from Feb. 2 at 7:00 p.m. Eastern Time through Feb. 16 at 11:59 p.m. Eastern Time.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties related to the timing and magnitude of charges relating to restructuring activities; the failure to complete, at all or in a timely, efficient or cost-savings manner, planned restructuring activities and outsourcing programs; uncertainties in operations and the possibility of management and employee changes at ASI that may adversely impact ASI operations, customer relations and completion of customer projects; the possibility that previously disclosed matters within ASI comprising a material weakness in the company's internal control over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues and maintain and improve gross margins through outsourced manufacturing, to reduce operating expenses, and to manage cash flows (and the timing and degree of any such improvements in gross margins, reductions in operating expenses and management of cash flows); failure to respond to rapid demand shifts; dependence on a few significant customers; the transition of the industry from 200mm wafers to 300mm wafers and the timing and scope of decisions by manufacturers to transition and expand fabrication facilities; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to integrate in an efficient and timely manner acquired companies and to complete planned restructuring and outsourcing programs; failure to retain and attract key employees; and other factors more fully detailed in the company's annual report on Form 10-K for the year ended March 31, 2004, and quarterly reports on Form 10-Q and 10-Q/A filed with the Securities and Exchange Commission.

                               (TABLES TO FOLLOW)
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                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)

                                                                          DECEMBER 31,   MARCH 31,
                                                                              2004         2004
                                                                          -----------   -----------
ASSETS
CURRENT ASSETS:
           Cash, cash equivalents and short-term investments              $   131,095   $   117,860
           Restricted cash and cash equivalents                                     -         1,904
           Accounts receivable, net                                           209,820       147,939
           Inventories                                                         42,423        27,694
           Prepaid expenses and other                                          20,056        14,276
                                                                          -----------   -----------

                    Total current assets                                      403,394       309,673
                                                                          -----------   -----------

LONG-TERM ASSETS:
           Property and equipment, net                                         17,379        22,868
           Goodwill                                                            72,991        71,973
           Intangible assets, net                                              50,426        65,778
           Other assets                                                         2,820         3,317
                                                                          -----------   -----------

                    Total long-term assets                                    143,616       163,936
                                                                          -----------   -----------

Total assets                                                              $   547,010   $   473,609
                                                                          ===========   ===========

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
           Short-term loans and notes payable                             $    36,232   $    18,161
           Current portion of long-term debt and capital leases                 2,858         2,775
           Accounts payable                                                   145,988       109,910
           Accrued liabilities                                                 80,738        48,571
           Deferred revenue                                                    10,366         2,683
                                                                          -----------   -----------

                    Total current liabilities                                 276,182       182,100
                                                                          -----------   -----------

LONG-TERM LIABILITIES:
           Convertible notes                                                   86,250        86,250
           Long-term debt and capital leases, net of current portion            3,425         4,824
           Deferred tax and other long-term liabilities                        26,472        33,530
                                                                          -----------   -----------

                    Total long-term liabilities                               116,147       124,604
                                                                          -----------   -----------

MINORITY INTEREST                                                              62,043        63,796
                                                                          -----------   -----------

SHAREHOLDERS' EQUITY:                                                          92,638       103,109
                                                                          -----------   -----------

Total liabilities, minority interest and shareholders' equity             $   547,010   $   473,609
                                                                          ===========   ===========

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                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)

                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                            --------------------------  ---------------------------
                                            DEC 31, 2004  DEC 31, 2003  DEC 31, 2004  DEC. 31, 2003
                                            ------------  ------------  ------------  -------------
NET SALES                                    $ 161,383      $ 74,888     $ 469,414     $ 171,505
COST OF SALES                                  132,299        64,301       378,737       144,475
                                             ---------      --------     ---------     ---------
  Gross profit                                  29,084        10,587        90,677        27,030
                                             ---------      --------     ---------     ---------
OPERATING EXPENSES:
  Research and development                       8,485         9,204        27,237        27,219
  Selling, general and administrative           24,066        18,755        61,985        51,274
  Amortization of acquired intangible
    assets                                       5,086         5,271        15,178        14,834
  Restructuring and other charges                1,116         1,743         1,703         6,593
  Asset impairment charges                       4,645             -         4,645         6,853
                                             ---------      --------     ---------     ---------
           Total operating expenses             43,398        34,973       110,748       106,773
                                             ---------      --------     ---------     ---------

           Operating loss                      (14,314)      (24,386)      (20,071)      (79,743)

Other income (expense), net                        297        (2,205)       (1,064)       (4,593)
                                             ---------      --------     ---------     ---------

           Loss before benefit from income
           taxes and minority interest         (14,017)      (26,591)      (21,135)      (84,336)
BENEFIT FROM INCOME TAXES                          962         2,117         2,549         4,502
MINORITY INTEREST                                1,411         2,417         2,825         4,086
                                             ---------      --------     ---------     ---------
NET LOSS                                     $ (11,644)     $(22,057)    $ (15,761)    $ (75,748)
                                             =========      ========     =========     =========

                                             ---------      --------     ---------     ---------
BASIC AND DILUTED NET LOSS PER SHARE         $   (0.24)     $  (0.52)    $   (0.33)    $   (1.89)
                                             =========      ========     =========     =========

SHARES USED IN THE PER SHARE CALCULATION        47,553        42,206        47,387        40,066
                                             =========      ========     =========     =========

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                            ASYST TECHNOLOGIES, INC.
          RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
                (Unaudited; in thousands, except per share data)

                                                                         THREE MONTHS ENDED
                                                                    -----------------------------
                                                                    Dec. 25, 2004  Sept. 25, 2004
                                                                    -------------  --------------
GAAP net loss                                                         $ (11,644)      $ (1,831)
Adjustments:
  Stock based compensation expense                                          205            328
  Professional fees related to ASI                                        1,720              -
  Amortization of intangible assets                                       5,086          5,040
  Restructuring charges                                                   1,116            368
  Asset impairment charges                                                4,645              -
  Income tax benefit relating to amortization of intangible assets       (1,699)        (1,688)
  Minority interest relating to the ASI adjustments above                (1,151)        (1,134)
                                                                      ---------       --------
Non-GAAP net income (loss)                                            $  (1,722)      $  1,084
                                                                      =========       ========
Basic non-GAAP net income (loss) per share                            $   (0.04)      $   0.02
Diluted non-GAAP net income (loss) per share                          $   (0.04)      $   0.02
Shares used in the per share calculation - basic                         47,553         47,428
Shares used in the per share calculation - diluted                       47,553         53,818

                       SUPPLEMENTAL FINANCIAL INFORMATION
                (Unaudited; in thousands, except per share data)

                                                     THREE MONTHS ENDED DECEMBER 31, 2004
                                                     ------------------------------------
                                                                             CONSOLIDATED
                                                       ATI         ASI        UNDER GAAP
                                                     --------   ---------    -----------
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES                                            $ 52,128   $ 109,255     $  161,383
COST OF SALES                                          34,237      98,062        132,299
                                                     --------   ---------     ----------
    Gross profit                                       17,891      11,193         29,084
                                                     --------   ---------     ----------
OPERATING EXPENSES:                                         -
    Research and development                            6,769       1,716          8,485
    Selling, general and administrative                15,880       8,186         24,066
    Amortization of acquired intangible assets          1,038       4,048          5,086
    Restructuring charges                               1,116           -          1,116
    Asset impairment charges                            4,645           -          4,645
                                                     --------   ---------     ----------
Total operating expenses                               29,448      13,950         43,398
                                                     --------   ---------     ----------
Operating loss                                        (11,557)     (2,757)       (14,314)

Other income (expense), net                             1,290        (993)           297
                                                     --------   ---------     ----------

Loss before (provision for) benefit
  from income taxes and minority interest             (10,267)     (3,750)       (14,017)
(PROVISION FOR) BENEFIT FROM INCOME TAXES                (274)      1,236            962
MINORITY INTEREST                                       1,411           -          1,411
                                                     --------   ---------     ----------
NET LOSS                                             $ (9,130)  $  (2,514)    $  (11,644)
                                                     ========   =========     ==========

Basic net loss per share
Diluted net loss per share                           $  (0.19)  $   (0.05)    $    (0.24)
Shares used in the per share calculation - basic     $  (0.19)  $   (0.05)    $    (0.24)
Shares used in the per share calculation - diluted     47,553      47,553         47,553
                                                       47,553      47,553         47,553